UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2023

EMERGENT BIOSOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33137	14-1902018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
 400 Professional Drive, Suite 400,
Gaithersburg, Maryland 20879
(Address of principal executive offices, including zip code)

(240) 631-3200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	EBS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 26, 2023, Emergent BioSolutions Inc. (the “Company”) entered into letter agreements with Richard S. Lindahl, Executive Vice President, Chief Financial Officer and Treasurer (the “Lindahl Agreement”), and Jennifer Fox, Executive Vice President, External Affairs, General Counsel and Corporate Secretary (the “Fox Agreement” and, with the Lindahl Agreement, the “Agreements”), regarding certain compensation matters that were approved by the Board of Directors of the Company on July 21, 2023. Pursuant to the Agreements, the Company will pay a retention bonus of $799,505 to Mr. Lindahl and $760,500 to Ms. Fox. The retention bonuses are payable in two equal installments, the first of which will occur within 30 days and the second will occur on the first anniversary of the Agreements. The retention bonuses for Mr. Lindahl and Ms. Fox will be in lieu of receiving an annual cash incentive award for 2023, which otherwise would have been payable to Mr. Lindahl and Ms. Fox in March 2024.
The right to receive and retain the retention bonuses is subject to continued employment until the earlier of (i) one year after the date of the Agreements and (ii) 30 days following termination of employment without cause or resignation for good reason, a change of control transaction, or the conclusion of a bankruptcy case involving the Company. In addition, the Agreements provide that in the event of termination of employment without cause or resignation for good reason, Mr. Lindahl and Ms. Fox would be entitled to severance benefits that align with those that would be provided in the case of a termination without cause in the event of a change in control, as set forth in the Company’s Second Amended and Restated Senior Management Severance Plan (the “Severance Plan”). The Severance Plan is filed as Exhibit 10.23 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
The preceding description of the Agreements does not purport to be complete and is qualified in its entirety by reference to such Agreements, a form of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 9.01.  Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Form of Letter Agreement, dated July 26, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: July 27, 2023	By:	/s/ RICHARD S. LINDAHL
Name: Richard S. Lindahl Title: Executive Vice President, Chief Financial Officer and Treasurer